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                                                                    EXHIBIT 21.1
         HUNTSMAN PACKAGING CORPORATION
            LIST OF SUBSIDIARIES AND
         STATES OF INCORPORATION OR ORGANIZATION


COMPANY NAME                          JURISDICTION OF INCORPORATION/ORGANIZATION
------------                         ------------------------------------------


Huntsman KCL Corporation(1)                           Utah
Huntsman Container Corporation International(1)       Utah
Huntsman Packaging Georgia, Inc.(1)                   Georgia
Huntsman Film Products of Mexico, Inc.(1)             Utah
Huntsman Film Products of Canada Ltd.(1)              Canada
Huntsman Film Products Pty. Ltd.(1)                   Australia
Huntsman Film Products GmbH(1)                        Germany
Huntsman Bulk Packaging Corporation(1)                Utah
Huntsman Packaging of Canada, LLC(1)                  Utah limited
                                                      liability company
HPC Investment, Inc.(1)                               Utah
Huntsman Film Products UK, Limited(2)                 U.K.
Huntsman Edison Films Corporation(1)                  Delaware
Edison Plastics International Inc.(3)                 Delaware
Edison Exports, Inc. FSC Limited(4)                   Jamaica
ASPEN Industrial, S.A. de C.V.(5)                     Mexico
Mexicana de Tintas, S.A.(6)                           Mexico
Nepsa de Mexico, S.A. de C.V.(6)                      Mexico

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(1)    Owned by Huntsman Packaging Corporation
(2)    Owned by Huntsman Container Corporation International
(3)    Owned by Huntsman Edison Films Corporation
(4)    Owned by Edison Plastics International Inc.
(5) Owned by Huntsman Packaging Corporation ((greater than)99%) and Huntsman Container Corporation International ((less than)1%)
(6) Owned by ASPEN Industrial, S.A. de C.V. ((greater than)99%) and Huntsman Edison Films Corporation ((less than)1%)